Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Howard H. Nolan
Senior Executive Vice President
Chief Financial Officer and Corporate Secretary
(631) 537-1001, ext. 7255

BRIDGE BANCORP, INC. ANNOUNCES FIRST QUARTER 2011 DIVIDEND

(Bridgehampton, NY –March 29, 2011)  Bridge Bancorp, Inc. (the “Company”) (NASDAQ®: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), announced the declaration of a quarterly dividend of $0.23 per share.  The dividend will be payable on April 26, 2011 to shareholders of record as of April 12, 2011.  The Company continues its trend of uninterrupted dividends.

Bridge Bancorp, Inc., a New York corporation, is a one bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank. With assets over $1 billion, the Bank operates in markets throughout Suffolk County, New York and provides deposit, loan products and financial services through its full service branch network and electronic delivery channels. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract. The Bank currently operates 19 retail branches in Suffolk County, Long Island. Most recently, new branches have opened in Patchogue and Deer Park.